QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
FIRST SECURITYFED FINANCIAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[FIRST SECURITYFED FINANCIAL LETTERHEAD]

March 21, 2003

Dear Fellow Stockholder:

        On behalf of the Board of Directors and management of First SecurityFed Financial, Inc., I cordially invite you to attend the annual meeting of stockholders. The meeting will be held at 4:30 p.m., central standard time, on April 24, 2003, at our main office located at 936 North Western Avenue, Chicago, Illinois 60622.

        The attached notice for the meeting and proxy statement discusses the business to be conducted at the meeting. In addition to the election of three directors, stockholders are also being asked to ratify the appointment of Crowe, Chizek and Company LLP as our independent auditors for the fiscal year ending December 31, 2003. We have also enclosed a copy of our annual report to stockholders. At the meeting we will report on our operations and outlook for the year ahead.

        I encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage-prepaid envelope as promptly as possible. This will save us the additional expense in soliciting proxies and will ensure that your shares are represented at the meeting. Please note that you may vote in person at the meeting even if you have previously returned the proxy card.

        Thank you for your attention to this important matter.

Very truly yours,
/s/ JULIAN E. KULAS JULIAN E. KULAS President and Chief Executive Officer

FIRST SECURITYFED FINANCIAL, INC.
936 North Western Avenue
Chicago, Illinois 60622-4695

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 24, 2003

        Notice is hereby given that the Annual Meeting of Stockholders of First SecurityFed Financial, Inc. will be held at our main office located at 936 North Western Avenue, Chicago, Illinois 60622, on April 24, 2003 at 4:30 p.m., central standard time.

        A proxy card and a proxy statement for the meeting are enclosed.

        The meeting is for the purpose of considering and acting upon the following:

Proposal I.	The election of three directors of First SecurityFed, each for a term of three years;
Proposal II.	The ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors for First SecurityFed for the fiscal year ending December 31, 2003; and

such other matters as may properly come before the meeting, or any adjournments or postponements thereof. As of the date of this notice, we are not aware of any other business to be presented for consideration at the meeting.

        Action may be taken on any one of the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Stockholders of record at the close of business on March 14, 2003 will be entitled to vote the number of shares held of record in their names on that date.

        You are requested to fill in and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. Your proxy will not be used if you attend and vote at the meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ PAUL NADZIKEWYCZ PAUL NADZIKEWYCZ Chairman of the Board

Chicago, Illinois
March 21, 2003

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

FIRST SECURITYFED FINANCIAL, INC.
936 North Western Avenue
Chicago, Illinois 60622-4695

ANNUAL MEETING OF STOCKHOLDERS
April 24, 2003

        The Board of Directors of First SecurityFed Financial, Inc., which we refer to as the company or First SecurityFed, is using this proxy statement to solicit proxies from the holders of the company's common stock for use at our annual meeting of stockholders. We are first mailing the notice of meeting, this proxy statement and the enclosed form of proxy on or about March 21, 2003.

        Certain of the information provided in this proxy statement relates to our wholly owned subsidiary First Security Federal Savings Bank, which we refer to as the Bank.

Time and Place of the Annual Meeting; Matters to be Considered

        Our annual meeting will be held as follows:

Date:	April 24, 2003
Time:	4:30 p.m., central standard time
Place:	Main office of First SecurityFed Financial 936 North Western Avenue Chicago, Illinois 60622
At the meeting, stockholders are being asked to consider and vote upon the following proposals:
•	the election of three directors of First SecurityFed Financial, each with a term of three years;
•	the ratification of the appointment of Crowe, Chizek and Company LLP as First SecurityFed's independent auditors for the fiscal year ending December 31, 2003; and

such other matters as may properly come before the meeting, or any adjournments or postponements thereof. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the meeting.

Voting Rights of Stockholders; Required Vote for Approval

        Stockholders of record as of the close of business on March 14, 2003, which we refer to as the record date, will be entitled to one vote for each share then held on all matters brought before the meeting. As of the record date, we had 3,952,754 shares of common stock outstanding and entitled to vote at the annual meeting.

        Directors will be elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to be voted on the election of directors. The appointment of Crowe, Chizek and Company LLP as our independent auditors requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Proxies marked to abstain with respect to the ratification of the appointment of Crowe, Chizek and Company LLP have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. In all other matters, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

        One-third of the shares of the common stock eligible to vote at the meeting will constitute a quorum for purposes of the meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

        The First SecurityFed Board of Directors unanimously recommends that you vote "FOR" the election of each of the Board of Directors' nominees and "FOR" the proposal to ratify Crowe, Chizek and Company LLP as our independent auditors for the fiscal year ending December 31, 2003.

Voting of Proxies; Revocability of Proxies; Proxy Solicitation Costs

        Proxies are solicited to provide all stockholders of record on the record date an opportunity to vote on matters scheduled for the annual meeting and described in our proxy materials. Shares of our common stock can only be voted if the stockholder is present in person at the annual meeting or by proxy. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the annual meeting if you are a record holder or have appropriate authorization from the record holder.

        Voting instructions are included on your proxy card. Shares of First SecurityFed common stock represented by properly executed proxies will be voted by the individuals named in such proxy in accordance with the stockholder's instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of the Board of Directors' nominees and "FOR" ratification of the appointment of Crowe, Chizek and Company LLP as our independent auditors for the fiscal year ending December 31, 2003. Should any other matters be properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the meeting.

        You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children—in which case you will receive three separate proxy cards to vote.

        You may revoke your proxy before it is voted by: (i) submitting a new duly executed proxy with a later date relating to the same shares and delivering it to the Secretary of First SecurityFed at or before the meeting; (ii) notifying the Secretary in writing at or before the meeting that you have revoked your proxy; or (iii) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Terry Gawryk, Secretary, First SecurityFed Financial, Inc., 936 North Western Avenue, Chicago, Illinois 60622.

        If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring appropriate documents from the nominee indicating that you are the beneficial owner of First SecurityFed common stock and authorizing you to vote the shares on the record date, and stating the number of shares held by the nominee on your behalf.

        If you participate in our Employee Stock Ownership Plan, which we refer to as the ESOP, you will receive a voting instruction form that reflects all shares you may vote under the plan to which the form relates. Under the terms of the ESOP, all shares held in the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees how to vote the shares of company common stock allocated to his or her ESOP account. Unallocated shares of company common stock held by the ESOP Trust and allocated shares for which no timely voting instructions are received will be voted by the

ESOP trustees in the same proportion as shares for which the trustees have received voting instructions, subject to the exercise of their fiduciary duties.

        The cost of solicitation of proxies will be borne by the company. The company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to solicitation by mail, directors and officers of First SecurityFed and regular employees of the Bank may solicit proxies personally or by telegraph or telephone, without additional compensation.

Voting Securities and Principal Holders Thereof

        The following table sets forth information as of March 14, 2003 regarding the share ownership of (i) those persons or entities known by us to beneficially own more than five percent of our common stock; (ii) each executive officer named in the Summary Compensation table appearing under "Executive Compensation" below; and (iii) all current directors and executive officers as a group. For information regarding the beneficial ownership of our common stock by all directors and nominees of First SecurityFed, see "Proposal I—Election of Directors." The address of each of the beneficial owners, except where otherwise indicated, is the same address as First SecurityFed.

	Shares Beneficially Owned		Percent of Class
Name and Address of Beneficial Owner
First SecurityFed Financial, Inc. Employee Stock Ownership Plan	326,856	(1)	8.3%
The Heritage Foundation of First Security Federal Savings Bank, Inc. 2329 W. Chicago Avenue Chicago, Illinois 60622	250,000	(2)	6.3%
Thomson Horstmann & Bryant, Inc. Park 80 West, Plaza Two Saddle Brook, New Jersey 07663	211,400	(3)	5.3%
Named Officers
Julian Kulas President and Chief Executive Officer	282,038	(4)	6.9%
Paul Bandriwsky Chief Operating Officer	35,532	(5)	0.9%
All directors and executive officers as a group (11 persons)	791,399	(6)	18.2%

(1)
The amount reported represents shares held by our ESOP, 185,784 of which have been allocated to accounts of participants. First Bankers Trust, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP that have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. For each issue voted upon by First SecurityFed's stockholders, the unallocated shares held by the ESOP are voted by the ESOP trustee in the same manner as the trustee is directed to vote on the issue by a majority of the plan participants who directed the trustee as to the manner of voting the shares allocated to their plan accounts. Allocated shares as to which the ESOP trustee receives no voting instructions are voted by the trustee in its discretion.

(2)
As reported in a Schedule 13G filed with the Securities and Exchange Commission on March 10, 2003. The Heritage Foundation reported sole voting power as to 250,000 shares; shared voting power as to 0 shares; sole dispositive power as to 250,000 shares; and shared dispositive power as to 0 shares. Chairman Nadzikewycz, President Kulas, and Director Gawryk are the Trustees of the foundation. Pursuant to a letter from the Office of Thrift Supervision issued to the company in connection with the approval of the Bank's conversion application in 1997, the shares of common stock held by the foundation must be voted by the Trustees in the same ratio as all other shares of common stock so that the board and management of the company do not derive additional voting control from the foundation shares.

(3)
As reported in a Schedule 13G filed with the Securities and Exchange Commission on or about January 9, 2003. Thomson Horstmann & Bryant, Inc. reported sole voting power as to 129,000 shares; shared voting power as to 0 shares; sole dispositive power as to 211,400 shares; and shared dispositive power as to 0 shares.

(4)
Amount includes 26,671 shares held directly, 6,530 shares held jointly with Mr. Kulas' wife, 12,373 shares allocated to Mr. Kulas' ESOP account, 25,000 held as the trustee of a trust, the beneficiary of which is Mr. Kulas' wife, with respect to which shares Mr. Kulas may be deemed to have sole voting and/or investment power. The amount also includes 160,200 shares underlying stock options exercisable within 60 days and 51,264 shares awarded under the Recognition and Retention Plan that are currently vested or will vest within 60 days, but does not include any other unvested stock options and does not include any other unvested awards under the Recognition and Retention Plan.

(5)
Amount includes 27,238 shares held directly and 1,794 shares held jointly with Mr. Bandriwsky's wife. The amount also includes 5,000 shares underlying stock options exercisable within 60 days and 1,500 shares awarded under the Recognition and Retention Plan that are currently vested or will vest within 60 days, but does not include any other unvested stock options and does not include any other unvested awards under the Recognition and Retention Plan.

(6)
Amount includes shares held directly, as well as shares held jointly with family members, retirement accounts, the Bank's profit sharing plan, shares allocated to the ESOP accounts of the group members, held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole voting and/or investment power. The amount also includes stock options exercisable within 60 days and shares awarded under the Recognition and Retention Plan that are currently vested or will vest within 60 days, but does not include any other unvested stock options and does not include any unvested awards under the Recognition and Retention Plan.

PROPOSAL I—ELECTION OF DIRECTORS

General

        Our Board of Directors is composed of nine members divided into three equal classes. One-third of the directors are elected annually and are generally elected to serve for a three-year period or until their respective successors are elected and qualify.

        The following table sets forth certain information, as of March 14, 2003, regarding the composition of our Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

Name	Age	Position(s) Held With First SecurityFed	Director Since	Shares of Common Stock Beneficially Owned		Percent of Class
		Nominees
Myron Dobrowolsky	68	Director	1985	31,979	(1)	0.8%
Julian Kulas	68	Director, President and Chief Executive Officer	1964	282,038	(2)	6.9%
Paul Nadzikewycz	64	Chairman of the Board	1973	96,283	(3)	2.4%
		Terms Expiring in 2004
Steve Babyk	56	Director	1993	55,486	(4)	1.4%
Lila Maria Bodnar	43	Director and Recording Secretary	1995	27,580	(5)	0.7%
George Kawka	59	Director	1986	43,131	(6)	1.1%
		Terms Expiring in 2005
Terry Gawryk	49	Director and Secretary	1981	27,229	(7)	0.7%
Jaroslav H. Sydorenko	61	Director	1993	20,121	(8)	0.5%
Chrysta Wereszczak	46	Director	1993	63,500	(9)	1.6%

(1)
Amount includes 11,408 shares held directly and 450 shares held jointly with Mr. Dobrowolsky's wife. The amount also includes 20,121 shares underlying stock options exercisable within 60 days, but does not include any other unvested stock options.

(2)
Amount includes 26,671 shares held directly, 6,530 shares held jointly with Mr. Kulas' wife, 12,373 shares allocated to Mr. Kulas' ESOP account, 25,000 held as the trustee of a trust, the beneficiary of which is Mr. Kulas' wife, with respect to which shares Mr. Kulas may be deemed to have sole voting and/or investment power. The amount also includes 160,200 shares underlying stock options exercisable within 60 days and 51,264 shares awarded under the Recognition and Retention Plan that are currently vested or will vest within 60 days, but does not include any other unvested stock options and does not include any other unvested awards under the Recognition and Retention Plan.

(3)
Amount includes 30,252 shares held directly, 10,391 shares held jointly with Mr. Nadzikewycz's wife and 23,600 held in a fiduciary capacity, with respect to which shares Mr. Nadzikewycz may be deemed to have sole voting and/or investment power. The amount also includes 32,040 shares underlying stock options exercisable within 60 days, but does not include any other unvested stock options.

(4)
Amount includes 35,365 shares held directly. The amount also includes 20,121 shares underlying stock options exercisable within 60 days, but does not include any other unvested stock options.

(5)
Amount includes 6,910 shares held directly and 549 shares held jointly with Ms. Bodnar's husband. The amount also includes 20,121 shares underlying stock options exercisable within 60 days, but does not include any other unvested stock options.

(6)
Amount includes 23,010 shares held directly. The amount also includes 20,121 shares underlying stock options exercisable within 60 days, but does not include any other unvested stock options.

(7)
Amount includes 6,408 shares held directly and 700 shares held jointly with Mr. Gawryk's wife. The amount also includes 20,121 shares underlying stock options exercisable within 60 days, but does not include any other unvested stock options.

(8)
The amount is comprised of 20,121 shares underlying stock options exercisable within 60 days, but does not include any other unvested stock options.

(9)
Amount includes 23,195 shares held directly, 15,184 shares held jointly with Ms. Wereszczak's husband, and 5,000 shares held by the American Ukrainian Youth Association, of which Ms. Wereszczak currently serves as the President and with respect to which shares may she may be deemed to have sole voting and/or investment power. Ms. Wereszczak disclaims beneficial ownership of the shares held by the American Ukrainian Youth Association. The amount also includes 20,121 shares underlying stock options exercisable within 60 days, but does not include any other unvested stock options.

        The business experience of each director and director nominee of First SecurityFed is set forth below. All directors have held their present positions for at least five years unless otherwise indicated.

        Myron Dobrowolsky.    Mr. Dobrowolsky has been a civil engineer with the engineering firm of Dames and Moore, Chicago, Illinois since 1991. Previously, Mr. Dobrowolsky was an engineer with the Illinois Highway Department.

        Julian Kulas.    Mr. Kulas has served as the President and Chief Executive Officer of the Bank since 1964. Mr. Kulas has also been engaged in the private practice of law since 1959. Mr. Kulas is extremely active in community affairs and holds a variety of positions with not-for-profit organizations. Mr. Kulas has been a Commissioner on the Chicago Commission on Human Relations since 1981.

        Paul Nadzikewycz.    Mr. Nadzikewycz has been a self-employed investor focusing primarily on real estate since 1987.

        Steve Babyk.    Mr. Babyk has worked at Union Tank Car Company since 1969 and is currently the Director of Fleet Leasing. Mr. Babyk is primarily responsible for the care and leasing of over 50,000 railroad cars in the United States, Canada and Mexico.

        Lila Maria Bodnar.    Ms. Bodnar was an accountant with the First National Bank of Chicago from 1981 to 1985 and was a manager in the accounting department of the Chicago branch of the Bank of Montreal from 1985 to 1991. Ms. Bodnar has a Masters of Business Administration from Loyola University, Chicago, Illinois.

        George Kawka.    Mr. Kawka has been a senior architectural/engineering project manager with CH2M Hill (formerly PAL Telecom Group) since 1994 and was previously a senior project manager with AIC Security Systems, all in Chicago, Illinois.

        Terry Gawryk.    Mr. Gawryk has practiced law in Chicago, Illinois since 1979.

        Jaroslav H. Sydorenko.    Mr. Sydorenko served as a credit manager at Kanematsu USA, Inc., an import/export trading company located in Chicago, Illinois from 1985 to 2001. Since 2002, Mr. Sydorenko has served as a financial services manager for Wesco Distribution, an electrical distributor located in Chicago, Illinois.

        Chrysta Wereszczak.    Ms. Wereszczak was employed by the Unisys Corporation from 1982 to 1989 in a variety of positions, including Financial Manager and Regional Financial Analyst. She is currently involved with B&B Formica, a manufacturing business she owns with her spouse. Ms. Wereszczak is a member of the St. Nicholas School Board.

Meetings and Committees of the Board of Directors of First SecurityFed and the Bank

        First SecurityFed.    Meetings of First SecurityFed's Board of Directors are generally held on a quarterly basis. The Board of Directors met four times during the fiscal year ended December 31, 2002. During fiscal 2002, no incumbent director of First SecurityFed attended fewer than 75% of the aggregate of the total number of board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served. Directors of the company currently do not receive a fee for their service. The Board of Directors of First SecurityFed has standing audit, compensation, executive, and nominating committees.

        The Audit Committee, composed of Directors Bodnar, Dobrowolsky and Wereszczak, provides for and reviews First SecurityFed's annual independent audit. The Audit Committee met 5 times during the fiscal year ended December 31, 2002. Each member of the Audit Committee is "independent" as defined under the listing standards for the Nasdaq Stock Market's National Market. First SecurityFed's Board of Directors has adopted a written charter for the Audit Committee.

The Audit Committee has issued the following report with respect to First SecurityFed's financial statements for the year ended December 31, 2002:
•	The Audit Committee has reviewed and discussed with management First SecurityFed's fiscal 2002 audited financial statements;
•
The Audit Committee has met with representatives of First SecurityFed's independent auditors, Crowe, Chizek and Company LLP, and discussed certain matters required under generally accepted auditing standards as set forth in Statement on Auditing Standards No. 61 to be communicated to audit committees in connection with the independent audit;
•
The Audit Committee has received the written disclosure and letter from the independent auditors required by Independence Standards Board No. 1 (which relates to the auditor's independence from First SecurityFed and its related entities) and has discussed with the auditors its independence from First SecurityFed;
•
Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in First SecurityFed's Annual Report on Form 10-K for the fiscal year ended December 30, 2002.

        Submitted by the Audit Committee of the Board of Directors of First SecurityFed.

MYRON DOBROWOLSKY    LILA MARIA BODNAR    CHRYSTA WERESCZAK

        The Compensation Committee is comprised of Directors Nadzikewycz, Sydorenko and Kawka. The Compensation Committee is responsible for making recommendations for the salary of the chief executive officer, and for approving the salaries of all other executive officers. This committee met 3 times during fiscal 2002, jointly with the Compensation Committee of the Bank.

        The Executive Committee is comprised of Directors Kulas, Nadzikewycz and Gawryk. The Executive Committee has and exercises all of the powers of the Board of Directors when such powers are required between meetings of the Board of Directors. The Executive Committee met 4 times in fiscal 2002.

        The entire Board of Directors acts as a nominating committee for the annual selection of nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited nominations.

        Pursuant to First SecurityFed's bylaws, nominations for election as directors by stockholders must be made in writing and delivered to the Secretary of First SecurityFed at least 70 days prior to the annual meeting date. If, however, the date of the meeting is first publicly disclosed less than 80 days prior to the date of the meeting, nominations must be received by First SecurityFed not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to stockholders or the day on which public disclosure of the date of the meeting is first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the First SecurityFed's bylaws.

        The Bank.    The Bank's Board of Directors meets monthly and may have additional special meetings upon request of the Chairman of the Board, the President or one third of the directors. The Board of Directors met 13 times during the fiscal year ended December 31, 2002. During fiscal 2002, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served. Directors of the Bank receive a fee of $850 for each board meeting attended and $100 for each committee meeting attended. Chairman Paul Nadzikewycz and Recording Secretary Lila Maria Bodnar each receive an additional fee of $250 per month. The Board of Directors of the Bank has standing audit, compensation, executive, investment and loan committees.

        The Audit Committee is comprised of Directors Bodnar, Dobrowolsky and Wereszczak. This Committee oversees and reviews the Bank's financial and internal control matters. The Audit Committee also reviews the Bank's audited financial statements with the Bank's outside auditors and the Report of Examination with the Office of Thrift Supervision examiners, either separately or with the full Board. This committee met 5 times in 2002.

        The Compensation Committee oversees and reviews the Bank's compensation policies and sets the compensation levels for Executive Management. This committee is comprised of Directors Nadzikewycz, Kawka and Sydorenko and met 3 times in 2002.

        The Executive Committee provides oversight of Board-related matters between regularly scheduled Board meetings. The Executive Committee is comprised of Chairman Nadzikewycz, Director Gawryk and President Kulas. This committee met 4 times during fiscal year 2002.

        The Investment Committee is composed of President Kulas, Vice President Hawryliw and Treasurer Kucewicz. This committee meets at least once a month to handle the investments for the Bank and the implementation of the Bank's strategy as it relates to interest rate risk and reinvestment options. The Investment Committee met 18 times in 2002.

        The Loan Committee is composed of Directors Babyk, Gawryk, and Nadzikewcyz and Vice-President Korb. The Loan Committee reviews loan applications bi-monthly and sets interest rates for all loan types. The Loan Committee met 23 times in 2002.

Executive Compensation

        The following table sets forth information concerning the compensation accrued for services in all capacities to First SecurityFed and its affiliates for the fiscal year ended December 31, 2002 for First SecurityFed's President and Chief Executive Officer and the only other executive officer whose aggregate annual compensation (salary plus bonus) exceeded $100,000 in fiscal 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus	Other Annual Compensation ($)(1)	Restricted Stock Award ($)			Options/ SARs (#)	All Other Compensation($)
Julian E. Kulas President, Chief Executive Officer and Director	2002 2001 2000	$171,168 146,160 146,160	$7,132 6,090 6,090	$11,050 11,050 11,050		— — —		— — —	$42,726 45,540 31,880	(2) (2) (2)
Paul Bandriwsky, Vice-President, Chief Operations Officer	2002 2001	122,384 118,128	5,234 5,032	— —	$	— 141,750	(3)	— 25,000	— —

(1)
Other annual compensation consists of fees received by Mr. Kulas for his service as a director of the company.

(2)
Consists of ESOP shares allocated for the prior year period, which allocation took place in the designated period.

(3)
Represents the dollar value of the award of restricted stock based upon the $18.90 closing price on July 17, 2001, the date of grant. The shares of restricted stock vest in five equal installments, which vesting began on July 17, 2002. Dividends are paid on the restricted shares to the extent and on the same date as dividends are paid on all other outstanding shares of common stock.

        The following table sets forth certain information concerning the number and value of unexercised stock options held by Mr. Kulas and Mr. Bandriwsky at December 31, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

			Number of Securities Underlying Unexercised Options At FY-End (#)		Value of Unexercised In-The-Money Options At FY-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Julian E. Kulas	—	—	128,160	32,040	$974,336	$243,584
Paul Bandriwsky	—	—	5,000	20,000	$26,950	$107,800

(1)
Represents the value of the in-the-money options (market price of the common stock less the exercise price) based upon the closing price of the common stock of $24.29 as reported on the Nasdaq National Stock Market on December 31, 2002.

        Employment Agreement.    Effective January 1, 2003, the Bank entered into an amended and restated employment agreement with President Kulas providing for an initial term of three years. Mr. Kulas' employment agreement provides for an annual base salary in an amount not less than his current salary and provides for an annual extension subject to the performance of an annual formal evaluation by the Board of Directors of the Bank. The agreement also provides for termination upon the employee's death, for cause or in certain events specified by Office of Thrift Supervision regulations. The employment agreement is terminable by the employee upon 90 days notice to the Bank.

        The employment agreement provides for payment to Mr. Kulas of an amount equal to 299% of his five-year annual average base amount (i.e., Mr. Kulas' Form W-2 income), in the event there is a "change in control" of the Bank where his employment involuntarily terminates in connection with such change in control, as defined, or within twelve months thereafter. The agreement also provides for the continued health coverage for the remainder of the term of his agreement should he be terminated without cause or involuntarily terminated in the event of a change in control. If the employment of Mr. Kulas had been terminated as of December 31, 2002 under circumstances entitling him to severance pay as described above, he would have been entitled to receive a lump sum cash payment of approximately $921,278.

        In the event that Mr. Kulas' employment involuntarily terminates other than in connection with a change in control, as defined, or within twelve months thereafter, Mr. Kulas is entitled to (i) continued salary for the remaining term of the agreement at the rate in effect immediately prior to the date of termination, (ii) the greater of (x) the bonus that would have been earned by Mr. Kulas during the remaining term of the agreement (assuming such amount would equal the actual bonus paid for the year preceding the involuntary termination) or (y) the target bonus that would have been paid to Mr. Kulas for the fiscal year in which the involuntary termination occurs, (iii) continued health coverage for the remainder of the term of the agreement, and (iv) full vesting of any stock options, restricted stock or other similar incentive awards.

        Severance Agreement.    Effective as of January 1, 2003, the Bank entered into an amended and restated change in control severance agreement with Chief Operating Officer Paul Bandriwsky providing for an initial term of two years and subsequent one-year extensions upon the approval of the Board of Directors of the Bank. In the event of a "change in control" of the Bank, as defined in the agreement, where Mr. Bandriwsky's employment is involuntarily terminated in connection with such change in control, or is so terminated within twenty-four months thereafter, the severance agreement provides for the following (i) a payment to Mr. Bandriwsky of an amount equal to three times his annual salary in effect immediately prior to his termination, (ii) three times the greater of (a) the actual bonus earned by Mr. Bandriwsky for the fiscal year immediately preceding the termination or (b) Mr. Bandriwsky's target bonus for the fiscal year in which the termination occurs, and (iii) continued health benefits during the remaining term of the agreement. If the employment of Mr. Bandriwsky had been terminated as of December 31, 2002 under circumstances entitling him to severance pay as described above, he would have been entitled to receive a lump sum cash payment of approximately $392,550.

        The existence of the above-described agreements may make a merger, other business combination or change in control of First SecurityFed or the Bank more difficult. This is because, unless Messrs. Kulas and Bandriwsky are allowed to maintain their positions and authority with the Bank, they will be entitled to payments that, in the aggregate, may be deemed to be substantial. However, the agreements provide security to the employees, and the board of directors believes that the agreements will encourage their objective evaluation of opportunities for mergers, other business combinations or other transactions involving a change in control of First SecurityFed or the Bank since they will be in a position to evaluate such transactions without significant concerns about the manner in which such transactions will affect their financial security.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2002 with respect to the shares of the company's common stock that may be issued under the company's existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders(1)	767,586	$16.79	129,534
Equity Compensation Plans Not Approved by Shareholders(2)	—	—	—

Total	767,586	$16.79	129,534

(1)
Consists of the 1998 Stock Option and Incentive Plan and the 1998 Recognition and Retention Plan.

(2)
The company does not currently maintain any equity compensation plans that have not been approved by the company's stockholders.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

        First SecurityFed's Compensation Committee has responsibility for reviewing the compensation policies and plans for the Bank and its affiliates. The policies and plans established are designed to enhance both short-term and long-term operational performance of the Bank and to build stockholder value through appreciation in First SecurityFed's common stock price.

        The Committee's primary objectives are as follows:

  •
  to develop and maintain compensation plans that provide the Bank with the means of attracting and retaining quality executives at competitive compensation levels;

  •
  to implement compensation plans that motivate executives to perform to the full extent of their abilities; and

  •
  to implement compensation plans that enhance stockholder value by aligning closely the financial interests of First SecurityFed's executives with those of its stockholders.

        In determining compensation levels, plans and adjustments, the Committee takes into account, among other things, compensation reviews made by third parties each year. These studies are used to compare the compensation levels of Bank personnel to those of personnel at other local and similarly situated financial institutions.

        With respect to Mr. Kulas' base salary in the fiscal year ended December 31, 2002, the Committee took into account a comparison of salaries of chief executive officers of local and similarly situated financial institutions. Likewise, each executive officer's base salary was determined by utilizing financial institution compensation surveys. The Committee also determined, based on the Bank's success in enhancing its lending operations, as well as the continued progress in executing its business plan, the implementation of cost reduction measures and recognition of the improvement in performance by the Bank, to award Mr. Kulas a cash bonus of $7,132.00.

        In connection with the mutual to stock conversion, the Bank and First SecurityFed established the ESOP; additionally, First SecurityFed has a stock option and incentive plan and a recognition and retention plan. The Committee believes that equity-based compensation provides a long-term alignment of interests and results achieved for stockholders with the compensation rewards provided to executive officers by providing those executives and others on whom the continued success of First SecurityFed most depends with a proprietary interest in it.

        Through the compensation programs described above, a significant portion of the Bank's executive compensation is linked directly to individual and corporate performance. The Committee will continue to review all elements of compensation to assure that the compensation objectives and plans meet the company's business objectives and philosophy of linking executive compensation to stockholder interests of corporate performance as discussed above.

        The Committee carefully reviewed the impact of Section 162(m) of the Internal Revenue Code on the cost of the Bank's current executive compensation plans. Under the legislation and regulations adopted thereunder, it is not expected that any portion of the company's (or Bank's) deduction for employee remuneration will be non-deductible in fiscal 2002 or in future years by reason of compensation awards granted. The Committee intends to review the company's (and Bank's) executive compensation policies on an ongoing basis, and propose appropriate modifications, if the Committee deems them necessary, with a view toward avoiding or minimizing any disallowance of tax deductions under Section 162(m). The Compensation Committee, however, reserves the right to use its judgment, where merited by the need for flexibility to respond to changing business conditions or by an executive officer's individual performance, to authorize compensation that may not, in a specific case, be fully deductible by First SecurityFed.

        The foregoing report is furnished by the Compensation Committee of the Board of Directors:

PAUL NADZIKEWYCZ    JAROSLAV SYDORENKO    GEORGE KAWKA

Stock Performance Presentation

        The following line graph compares the cumulative total stockholder return on the company's common stock, the total returns of the Media General Savings and Loan Group Index, and the Nasdaq Market Index for the period December 31, 1997, through December 31, 2002. The graph assumes that $100 was invested on December 31, 1997, at the closing price and that all dividends were reinvested. On December 31, 2002, the closing sale price for First SecurityFed's common stock on the Nasdaq National Stock Market was $24.29 per share.

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
First SecurityFed	100.00	82.98	72.60	101.15	140.29	175.63
MG Group Index	100.00	87.66	70.47	114.24	121.44	143.12
Nasdaq Market Index	100.00	141.04	248.76	156.35	124.64	86.94

Certain Transactions

        The Bank follows a policy of granting loans to the Bank's directors, officers and employees. The loans to executive officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time (except that the underwriting fee is waived), in accordance with the Bank's underwriting guidelines and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans to directors and executive officers cannot exceed 5% of the Bank's capital and unimpaired surplus, whichever is greater, unless a majority of the Board of Directors approves the credit in advance and the individual requesting the credit abstains from voting. Loans to all directors and executive officers and their associates, including outstanding balances and commitments, totaled $355,701 at December 31, 2002. There were no loans to any single director, executive officer or their affiliates made at preferential rates or terms as to which the aggregate outstanding balance exceeded $60,000 during the most recently completed fiscal year.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF AUDITORS

        First SecurityFed's independent auditors are Crowe, Chizek and Company LLP, independent certified public accountants. At the annual meeting, the stockholders will consider and vote on the ratification of the appointment of independent auditors for First SecurityFed's fiscal year ending December 31, 2003. The Board of Directors has appointed Crowe, Chizek and Company LLP to be its independent auditors, subject to ratification by First SecurityFed's stockholders.

        Representatives of Crowe, Chizek and Company LLP are expected to attend the meeting to respond to appropriate questions and to make a statement if they so desire.

        For the fiscal year ended December 31, 2002, Crowe, Chizek and Company LLP provided various audit and non-audit services for the company. Set forth below, are the aggregate fees for these services:

  •
  Audit Fees: Aggregate fees for professional services rendered for the audit of the company's fiscal 2002 annual financial statements: $46,800

  •
  SEC filings: $16,700

  •
  Financial Information Systems Design and Implementation Fees: $0

  •
  All other fees including internal audit, compliance reviews, tax returns and ESOP recordkeeping services: $71,419

        The Audit Committee of the Board of Directors has considered whether the provision of non-audit services and financial information systems design and implementation services, if any, (and the aggregate fees billed for such services) in year ended 2002 by Crowe, Chizek and Company LLP, our independent auditors, is compatible with maintaining their independence.

STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in our proxy materials for next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the company's main office located at 936 North Western Avenue, Chicago, Illinois 60622, no later than November 30, 2003. If, however, the date of the next annual meeting is before March 26, 2004 or after May 23, 2004, then such proposal must be submitted to us in a reasonable time before we print and mail our proxy materials for such meeting.

        To be considered for presentation at the next annual meeting, but not for inclusion in our proxy statement and form of proxy, a proposal must be received by us not later than February 25, 2004, provided that if the annual meeting is held prior to April 5, 2004 or later than June 22, 2004, proposals must instead be received by the company by the close of business on the later of the 60th day prior to the next annual meeting or the tenth day following the day on which public disclosure (by press release, in a publicly available filing with the SEC, through a notice mailed to stockholders, or otherwise) of the date of the next annual meeting is first made.

        Any shareholder proposals submitted for inclusion in our proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and all stockholder proposals (regardless of whether included in the company's proxy materials) shall be subject to the company's certificate of incorporation, bylaws and Delaware law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and executive officers, and persons who own more than 10% of the company's common stock (or any other equity securities, of which there is none), to file with the SEC initial reports of ownership and reports of changes in ownership of the company's common stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that Paul T. Bandriwsky inadvertently filed one late Form 4 covering two purchases (i.e., two reportable transactions) of company stock in the open market; one directly and one through Mr. Bandriwsky's IRA.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the meeting other than the matters described above in this proxy statement. However, of any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

REVOCABLE PROXY
FIRST SECURITYFED FINANCIAL, INC.

☒    Please mark votes as in this example

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2003

        The undersigned hereby appoints the Board of Directors of First SecurityFed Financial, Inc. (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the main office of the Company located at 936 North Western Avenue, Chicago, Illinois on April 24, 2003 at 4:30 p.m., and at any and all adjournments and postponements thereof.

		FOR	WITHHOLD	FOR ALL EXCEPT
1.	The election as directors of all nominees listed (except as marked to the contrary below):	☐	☐	☐
Myron Dobrowolsky Julian Kulas Paul Nadzikewycz
Instruction: to withhold authority to vote for any individual nominee, mark "for all except" and write that nominee's name in the space provided below.

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of Crowe, Chizek and Company LLP as auditors for the fiscal year ending December 31, 2003.	☐	☐	☐
In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the election of the board nominees and the ratification of the other proposal. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.

The board of directors recommends a vote "FOR" each of the listed proposals.
Please be sure to sign and date this Proxy in the box below.		Date

Stockholder sign above—Co-holder (if any) sign above—

DETACH ABOVE CARD, DATE, SIGN AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED.
FIRST SECURITYFED FINANCIAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Should the above signed be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

        The above signed acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement dated March 21, 2003 and an Annual Report to Stockholders.

        Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

QuickLinks

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS April 24, 2003
PROPOSAL I—ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
PROPOSAL II—RATIFICATION OF APPOINTMENT OF AUDITORS
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS